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EXHIBIT 32.1

CERTIFICATION OF PERIODIC REPORT

        The undersigned, Chief Executive Officer and President and Executive Vice President and Chief Financial Officer of AMC Entertainment Inc. (the "Company"), each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

  (1)
  the Quarterly Report on Form 10-Q of the Company for the quarter ended October 2, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 20, 2009

/s/ GERARDO I. LOPEZ
Gerardo I. Lopez Chief Executive Officer, Director and President
/s/ CRAIG R. RAMSEY
Craig R. Ramsey Executive Vice President and Chief Financial Officer

        [A signed original of this written statement required by Section 906 has been provided to AMC Entertainment Inc. and will be retained by AMC Entertainment Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]

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  EXHIBIT 32.1